Exhibit 99.1

Unaudited pro forma condensed combined consolidated financial information

On December 19, 2019, PAR Technology Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing that ParTech, Inc. (“ParTech”), a wholly owned subsidiary of the Company, had completed the acquisition of AccSys, LLC (f/k/a AccSys, Inc., and otherwise known as “Restaurant Magic”), on December 18, 2019 (“the Acquisition”) pursuant to the terms of an interest purchase agreement dated November 7, 2019. On February 3, 2020 the Company filed a Current Report on Form 8-K/A (the “Supplemental 8-K/A”) to amend and supplement the Original 8-K to include the financial statements of Restaurant Magic and the pro forma financial information required in connection with the Acquisition.

The unaudited pro forma condensed combined consolidated financial information included in this Current Report on Form 8-K further supplements the Original 8-K and the Supplemental 8-K/A to include the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019, which gives effect to the Acquisition as if it occurred on January 1, 2019.

The Company accounted for the Acquisition as a business combination using the acquisition method of accounting as prescribed in Accounting Standards Codification 805, Business Combinations (“ASC 805”) and ASC 820 – Fair Value Measurements and Disclosures (“ASC 820”). In accordance with ASC 805 and ASC 820, the Company used its best estimates and assumptions to accurately assign fair value to the tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Acquisition. Goodwill as of the closing date is measured as the excess of the aggregate of the fair value of consideration transferred and the fair value of noncontrolling interest in the target over the fair values of tangible and identifiable intangible assets acquired and liabilities assumed.

The unaudited pro forma condensed combined consolidated financial information is based upon, and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined consolidated statement of operations;

•
The Company’s audited consolidated financial statements and accompanying notes as of and for the fiscal year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2020;

•	Restaurant Magic’s audited consolidated financial statements for the year ended December 31, 2018 included in the Supplemental 8-K/A; and

•	Restaurant Magic’s unaudited financial statements for the nine months ended September 30, 2019 included in the Supplemental 8-K/A

	PAR Technology Corporation	AccSys, Inc. (Restaurant Magic)	Pro Forma Adjustment	Note Ref	Pro Forma Combined

Net revenues:
Product	$66,329	$—	$—		$66,329
Service	56,978	7,409	—		64,387
Contract	63,925	—	—		63,925
	187,232	7,409	—		194,641
Costs of sales:
Product	51,147	—	—		51,147
Service(1)	40,386	3,798	75	A, B, E	44,259
Contract	58,243	—	—		58,243
	149,776	3,798	75		153,649
Gross margin	37,456	3,611	(75)		40,992
Operating expenses:
Selling, general and administrative	37,014	5,266	(1,290)	C, D	40,990
Research and development	13,372	—	2,013	A	15,385
Amortization of identifiable intangible assets(1)	201	—	152	E	353
	50,587	5,266	875		56,728
Operating loss	(13,131)	(1,655)	(950)		(15,736)
Other expense, net	(1,503)	—	—		(1,503)
Interest expense	(4,571)	(274)	214	F, G	(4,631)
Loss before benefit from income taxes	(19,205)	(1,929)	(736)		(21,870)
Benefit from income taxes	3,634	—	—	H	3,634
Net loss	$(15,571)	$(1,929)	$(736)		$(18,236)
Basic Loss per Share:
Net loss	$(0.96)				$(1.06)
Diluted Loss per Share:
Net loss	$(0.96)				$(1.06)
Weighted average shares outstanding
Basic	16,223	—	908	I	17,131
Diluted	16,223	—	908	I	17,131

(1)
Beginning with the three months ended March 31, 2020, the Company reclassified presentation of certain costs and expenses in the condensed consolidated statement of operations from amortization of intangible assets to cost of service. To conform to the latest presentation, certain costs and expenses amounting to $1 million were similarly reclassified in the presentation of the Company’s condensed consolidated statement of operations for the year ended December 31, 2019. This reclassification had no effect on previously reported total costs, operating expenses and net loss.

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined consolidated financial information presents the pro forma condensed combined consolidated statement of operations of the combined Company based upon the financial statements of the Company and Restaurant Magic after giving effect to the Acquisition.

The unaudited pro forma condensed combined consolidated statement of operations for the twelve months ended December 31, 2019 combines the historical consolidated statement of operations of the Company and the historical consolidated statement of operations of Restaurant Magic. This unaudited pro forma condensed combined consolidated statement of operations gives effect to the Acquisition as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined consolidated financial statements were prepared using the acquisition method of accounting with the Company considered the acquirer of Restaurant Magic. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed with any excess allocated to goodwill. The pro forma purchase price allocation was based on an estimate of the fair market value of the tangible and intangible assets acquired and liabilities assumed by the Company.

The unaudited pro forma condensed combined consolidated financial statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition.

The Company adopted FASB ASC Topic 606; Revenue from Contracts with Customers (ASC 606), on January 1, 2018. Restaurant Magic as a private company was not required to adopt ASC 606 until its December 31, 2019 financial statements and as such, the Company has performed a preliminary review of Restaurant Magic’s revenue streams in order to determine if any pro forma adjustments were necessary for the twelve months ended December 31, 2019. No adjustments were deemed necessary to conform Restaurant Magic’s revenue to the Company’s revenue policy.

2. Pro Forma Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the Acquisition been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the companies would have been on a consolidated basis.

The following describes the pro forma adjustments related to the Acquisition that have been made in the accompanying unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019, which have been prepared to reflect the Acquisition for the net purchase price of $45.97 million and assumed Restaurant Magic’s long-term incentive plan (the “RM Incentive Plan”) of $2.0 million, if the Acquisition was completed on January 1, 2019:

Statement of Operations Pro Forma Adjustments:

A.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to reflect reclass of R&D expense from Cost of Sales to Research & Development Operating Expenses to be consistent with the Company’s treatment of Research and Development expenses.

B.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to remove Research & Development costs dedicated to AfterWords, Inc. (“AfterWords”) that was eliminated as part of the transaction consideration. AfterWords was a wholly-owned subsidiary of Restaurant Magic that was excluded from the Acquisition.

C.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to reflect the increase in equity compensation due to the granting of $2 million of 3 year time vested restricted stock units under the RM Incentive Plan.  The Company issued restricted stock units in connection with its assumption of awards granted by Restaurant Magic to its employees and contractors prior to the closing of the Acquisition. The restricted stock units vest in equal annual installments over three (3) years.

D.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to remove acquisition costs incurred by Restaurant Magic as part of the Acquisition.

E.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to include amortization expense related to the identifiable intangible assets acquired as part of the transaction consideration.

F.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to remove interest expense related to AccSys indebtedness that was eliminated as part of the transaction.

G.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to include interest expense (used 5.75%) related to the $2 million 3 year Promissory Note issued by the Company as part of transaction consideration.

H. There are no tax provision adjustments as the Company has been in a full valuation allowance position since 2018.

I.  Adjustments have been included in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2019 to reflect restricted common shares issued for $27.5 million of equity consideration as part of the transaction.  The shares have been reflected as if they were issued on January 1, 2019.